Exhibit 107

Calculation of Filing Fee Tables
S-3
(Form Type)
SeaStar Medical Holding Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)
Fees to be Paid	Equity	Preferred Stock	457(o)
Fees to be Paid	Other	Debt Securities	457(o)
Fees to be Paid	Other	Warrants(2)	457(o)
Fees to be Paid	Other	Rights	457(o)
Fees to be Paid	Other	Units(3)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf	(1)	457(o)	(1)	(4)	$100,000,000	0.00014760	$14,760

	Total Offering Amounts						–	$14,760

	Total Fees Previously Paid					–	–	—

	Total Fee Offsets					–	–	$1,259.48

	Net Fee Due					–	–	$13,500.52

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	SeaStar Medical Holding Corporation	S-1	333-274413	September 8, 2023		$1,259.48	Equity	Common Stock, par value $0.0001 per share, underlying Common Warrants	(5)	$20,550,000
Fee Offset Source	SeaStar Medical Holding Corporation	S-1	333-274413		September 8, 2023						$2,264.61(6)

(1)
The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and units. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance, including any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(3)
Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(4)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure under Item 16(b) of Form S-3.

(5)
On September 8, 2023, the registrant filed a registration statement on Form S-1 (File No. 333-274413) (the “Prior Registration Statement”) with the Securities and Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $20,550,000.

(6)
Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement of $14,760.00 is being offset by the previously paid registration fee in connection with the Prior Registration Statement, which was withdrawn on October 26, 2023, before it was declared effective and no securities were sold under the Prior Registration Statement.